12% UNSECURED CONVERTIBLE PROMISSORY NOTE

Naperville, Illinois

February 29, 2012

Original Principal Amount: $1,500,000.00

THIS 12% UNSECURED CONVERTIBLE PROMISSORY NOTE (the “Note”), is made as of February 29, 2012 by and among Elkhorn Goldfields, Inc., a Montana corporation (the “Borrower”) and [____________] (the “Lender”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, after the closing of the Merger (defined below) and at the sole discretion of the Lender, the Note may be converted upon the same terms and conditions as that certain bridge note financing (“Bridge Notes”) offered by the Borrower, whereby all of the outstanding principal amount of, and accrued but upaid interest on, the Bridge Notes shall automatically be converted into units (“Units”) of a publicly traded company currently listed on OTC Markets and registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”) or not registered under the Exchange Act, but whose shares are registered pursuant to the Securities Act (“Pubco”), at a conversion price of $2.00 per Unit, each Unit consisting of: (i) one share of Pubco’s common stock, (the “Common Stock”) (as converted, the “Conversion Shares”), (ii) and a warrant to purchase one-half share of Common Stock of Pubco (“Conversion Warrants”), exercisable at a price of $3.00, and (iii) a special warrant exercisable upon the closing of the PPO (as defined below); provided the share price of the Common Stock offered in the PPO is less than $2.50 per share, so that the exercise of the special warrants will reduce buyer’s effective conversion price for the Common Stock equal to a 25% discount on the PPO (“Special Warrants”) exercisable at a price of $0.01 per full share; and

WHEREAS, the Borrower and its parent company (i) is currently negotiating a reverse triangular merger with Pubco (the “Merger”) and (ii) Pubco will be conducting a private placement offering (the “PPO”) of Common Stock of Pubco at the market price or at such appropriate discounted price per share as the Board of Directors of Pubco determine, in their sole discretion to close within 90 days after the closing of the Merger;

WHEREAS, upon the Lenders election to convert into the Note as provided herein, the Borrower shall afford the Lender the opportunity to become a party to all agreements and instruments executed by the investors in the PPO, including, but not limited to, a registration rights agreement; and

NOW THEREFORE, in consideration of the amounts advanced hereunder, Borrower hereby promises to pay to the order of Lender the original principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00) (the “Outstanding Indebtedness”).

Borrower's Initials: ________

The Borrower further promises to pay interest on the unpaid principal amount of this Note at a rate per annum equal to twelve percent (12%), payable on the Maturity Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.

Borrower and Lender agree that the maturity date of the Outstanding Indebtedness shall be August 29, 2012 (the “Maturity Date”). Borrower shall make a final and full payment of the entire Outstanding Indebtedness on or before the Maturity Date. Payments of both principal and interest are to be made in lawful money of the United States of America. The Borrower may prepay the principal balance of the Outstanding Indebtedness under this Note, or any part of this Promissory Note, without penalty at any time.

After the closing of the Merger and at the sole discretion of Lender, Lender may convert all of the outstanding principal amount of, and accrued but unpaid interest on, this Note may convert into Units of Pubco at a price of $2.00 per Unit (the “Conversion Price”), subject to adjustment as provided herein. No fractional Units will be issued on conversion, but the number of Units shall be rounded to the nearest whole number of Units. Each Unit will consist of: (i) the Conversion Shares, (ii) Conversion Warrants, and (iii) Special Warrants.

The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date on which the Lender provides written notice to Borrower. The number of Units issuable upon conversion of this Note shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note and accrued but unpaid interest hereon on the Conversion Date by (y) the Conversion Price then in effect. The calculation by the Borrower of the number of Units to be received by the Lender upon conversion hereof, and of the applicable Conversion Price, shall be conclusive absent manifest error.

If any interest in excess of the amount permitted by law is called for in this Note, or is adjudicated to be so, the provisions of this paragraph shall govern, and neither Borrower nor any of Borrower’s successors and assigns shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted under Illinois law, and such amounts so paid, at the option of the Lender, shall either be applied against the principal balance of this Promissory Note or rebated to Borrower within thirty (30) days after such determination.

A default of this Note shall consist of any payment not made when due or a default on any other obligation Borrower has with Lender. In the event of a default, the unpaid Outstanding Indebtedness of this Note (principal plus accrued interest, penalties and fees, if any) shall be accelerated and become immediately due and payable, and Lender may exercise its rights to any collateral under any security agreement or mortgage made by Borrower for Lender’s benefit, if any. In the event of a default on this Note, Borrower agrees to pay default interest at a rate of 14% per annum, compounded monthly until full payment hereunder is made, including without limitation, all collection costs of Lender, including but not limited to any expenses Lender incurs (i) in locating, storing, repairing, or selling any collateral securing this Note or any other obligation Borrower has with Lender; (ii) reasonable attorneys' fees and legal expenses (whether or not suit is commenced and whether or not incurred in connection with the appeal of a lower court's judgment or order and in collecting any judgment entered hereon); and (iii) any other costs or fees awarded to Lender by a court of competent jurisdiction.

Borrower's Initials: ________

All of the rights, remedies, powers and privileges (together, "Rights") of Lender provided in this Note and in any other related document are cumulative of each other and of any and all other Rights at law or in equity. The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right. No single or partial exercise of any Right shall exhaust it or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Lender to exercise and no delay in exercising any Right, including the right to accelerate the maturity of this Note, shall be construed as a waiver of any event of default or as a waiver of any Right. Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment shall (i) not constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time or nullify any prior exercise of any such Right, (ii) not constitute a waiver of the requirement of punctual payment and performance or a novation in any respect, or (iii) in any way excuse the existence of an event of default.

This Note is made under, and shall be interpreted and enforced in accordance with, the laws of the State of Illinois.

A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

This Note shall be binding on and enforceable against the maker hereof and its successors, heirs, executors, representatives and assigns.

This Note may not be modified except in writing signed by both parties. Time is of the essence of this Note.

BORROWER WAIVES PRESENTMENT, DEMAND FOR PAYMENT, NOTICE OF DISHONOR, PROTEST, AND NOTICE OF PROTEST. THE ADDITION OR RELEASE OF ANY PARTY, SURETY OR GUARANTOR OF COLLATERAL SHALL NOT AFFECT BORROWER'S LIABILITY UNDER THIS NOTE.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER WAIVES THE BENEFIT OF ANY LAW THAT WOULD OTHERWISE RESTRICT OR LIMIT LENDER'S EXERCISE OF ITS RIGHTS OR REMEDIES HEREUNDER, WHICH BORROWER HEREBY ACKNOWLEDGES, FROM TIME TO TIME FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, WITHOUT DEMAND OR NOTICE OF ANY KIND.

Borrower's Initials: ________

BORROWER AGREES THAT LENDER SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR MISTAKES OF FACT OR LAW, EXCEPT FOR ANY ERROR OR MISTAKE TO THE EXTENT ARISING SOLELY FROM LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

BORROWER HEREBY WAIVES TRIAL BY JURY IN RESPECT OF ANY SUIT UNDER THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

TO INDUCE LENDER TO FUND THE LOAN EVIDENCED BY THIS NOTE, THE AND OTHER AGREEMENTS EXECUTED ANCILLARY HERETO, BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER, OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS NOTE OR THE LOAN DOCUMENTS OR OTHER AGREEMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN DUPAGE COUNTY, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH.

[Signature page follows]

Borrower's Initials: ________

IN WITNESS WHEREOF, Borrower has executed this Note on the date first written above.

ELKHORN GOLDFIELDS, INC.,
a Montana corporation

By:
Name:	Robert Trenaman
Its:	President

Borrower's Initials: ________